EXHIBIT 10.4

FORM OF VESSEL MANAGEMENT AGREEMENT

THIS AGREEMENT is made this      day of                      2010 between [ShipCo], whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (hereinafter called the “Owner”), of the one part and DIANA SHIPPING SERVICES S.A., whose Registered Office is at Edificio Universal, Piso 12, Avenida Federico Boyd, Panama, Republic of Panama, acting through its office at Pendelis 16, 175 64 Palaio Faliro, Greece (hereinafter called the “Manager”), of the other part,

WHEREBY IT IS MUTUALLY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1.	The Owner hereby appoints the Manager, and the Manager hereby agrees to act, as sole and exclusive manager of the vessel more particularly described on Schedule I hereto (hereinafter called the “Vessel”) for the period and on and subject to the terms and conditions hereinafter contained.

2.	The Manager undertakes to use its best endeavors to manage the Vessel on behalf of the Owner in accordance with sound ship management practice and to promote the interests of the Owner in all matters relating to the efficient operation and management of the Vessel, provided however, that the Manager shall not be required so to exercise its powers hereunder as to give preference in any respect to the Owner, it being understood and agreed that the Manager shall so far as practicable ensure a fair distribution of available manpower, supplies, and services to all vessels managed by it.

3.	The Manager shall provide the management services specified hereunder and shall have power in the name of the Owner or otherwise on its behalf to do all things which the Manager considers to be expedient or necessary for the provision of the said services or otherwise in relation to the proper and efficient management of the Vessel:

(a)	Arrangement for and supervision of the maintenance, survey, and repair of the Vessel and for scheduled and unscheduled dry docking of the Vessel;

(b)	Engagement and provision of crew (Masters, Officers, and ratings) and attendance to all matters pertaining to discipline, labor relations, welfare, and amenities;

(c)	Arrangement for victualling and storing of the Vessel and placing of contracts relative thereto and for the purchase of supplies and spare parts for the operation of the Vessel;

(d)	Arrangement of bunker fuel and towage contracts for the Vessel;

(e)	Arrangement of loading and discharging and otherwise for services required in connection with the trading of the Vessel;

(f)	Appointment of agents for the Vessel;

(g)	Arrangement (in consultation with the Owner) of all insurance relating to the Vessel and her apparel, fittings, freights, earnings, and disbursements against the customary marine and war risks;

(h)	Arrangement (in accordance with instructions from the Owner) for entry of the Vessel in Protection and Indemnity, Defense, and other such Associations;

(i)	Handling and settlement of all insurance, average, salvage, and other claims in connection with the Vessel;

(j)	Collection and deposit any and all earnings of the Vessel of any nature whatsoever, including but not limited to charter money, hire, freight, demurrage, damages, salvage money, etc., with bank accounts as specified by the Owner; an

(k)	Payment on behalf of the Owner of all expenses incurred in and about provision of the foregoing services or otherwise in relation to the proper and efficient management of the Vessel;

(l)	Chartering services including but not limited to seeking and negotiating employment for the Vessel, the fixing and signing on behalf of the Owner, of charter parties or other contracts relating to the employment of the Vessel;

(m)	Arranging proper payment to Owner or their nominees of all hire and/or freight revenues or other monies whatsoever to which Owner may become entitled arising out of the employment of the Vessel or otherwise;

(n)	Issuing voyage instructions, and arranging surveys associated with the commercial operation of the Vessel;

(o)	At the request of the Owner, to arrange for the lay-up of the Vessel in accordance with the instructions of the Owner;

(p)	Providing reasonable pre-delivery services and oversight of the Vessel necessary and appropriate to prepare the Vessel for employment in compliance with all applicable laws;

(q)	Maintain Vessel in compliance with all applicable environmental laws and regulations, including but not limited to the preparation and filing of all necessary reports, forms or plans and satisfaction of all documentation and record-keeping requirements related thereto;

(r)	Post fixture services including but not limited to settling of accounts and claims for or in respect of charter hire, freight and/or demurrage payable under contracts relating to the employment of the Vessel.

Provided, however, that the Manager shall consult with the Owner before the Vessel is fixed and shall not employ the Vessel in any trade or service which in the reasonable opinion of the Owner may be detrimental to its reputation as Owner or prejudicial to the commercial interests of the Owner. The Owner shall have the right to terminate this agreement at any time in the event that the fixture is concluded against their wishes and advice.

4.	The Manager shall (without prejudice to the generality of the powers vested in them as aforesaid) be entitled:

(a)	To employ on behalf of the Owner any such agent for the Vessel or insurance brokers as the Manager deems fit, including any associated, subsidiary, or holding company of the Manager;

(b)	To employ on behalf of the Owner consultants and other experts, including any associated, subsidiary, or holding company of the Manager, to supervise or advise in relation to the operation and maintenance of the Vessel;

(c)	To open, continue, and operate such bank account or accounts as the Manager may deem necessary or expedient;

(d)	To use any funds of the Owner remaining after payment of all expenses of the Owner and the Vessel for providing loans from the Owner to any other wholly-owned subsidiary of Diana Containerships Inc., such loans always to be on terms acceptable to the Owner, their immediate shareholders and the Owner’s lenders, if any;

(e)	To bring or defend on behalf of the Owner actions, suits, or proceedings in connection with all matters hereby entrusted to the Manager; and

(f)	To obtain legal advice in relation to disputes or other matters affecting the interests of the Owner in respect of the Vessel.

5.	The Manager shall keep proper books, records, and accounts relating to the management of the Vessel and shall make the same available for inspection and audit by Certified Public Accountants, Chartered Accountants, or other suitably qualified accountants on behalf of the Owner at such reasonable times as may be mutually agreed (which books and records shall remain the property at all time during the term of this Agreement).

6.	This Agreement is agreed for a non-specific period of time, provided that it may be terminated by either party giving 3 (three) months’ notice at any time and without any justification but always in writing, provided however that the Owner shall have the right to terminate this Agreement without notice with payment to the Manager of damages equal to the average management fees paid to Manager during the last 3 (three) full months immediately preceding such termination. Either party shall have the right (but not be bound) to terminate this Agreement without liability for damages in either of the following events:

(a)	The Vessel shall become an actual, compromised, constructive, or arranged total loss or be sold or otherwise disposed of or cease to be in the disponent ownership of the Owner; or

(b)	If an order be made or resolution be passed for the winding up of the other party (otherwise than a winding up for the purpose of reconstruction or amalgamation), or if a receiver be appointed of the undertaking or property of the other party, or if the other party shall suspend payment or cease to carry on business or make any special arrangement or composition with its creditors.

7.	(a) Subject to Section 7(b), below, the Management Fees under this Agreement are fixed as the aggregate of 1% (one per centum) on hire and on freight of the gross income of the Vessel plus (i) US$15,000.00 (fifteen thousand United States dollars) per month for each month that the Vessel is employed or is available for employment or (ii) US$20,000.00 (twenty thousand United States dollars) per month for each month that the Vessel is laid-up and not available for employment for at least 15 calendar days of such month.

(b)	The Management Fees payable pursuant to Section 7(a) above shall be paid commencing on the later of (i) the execution of this Agreement and (ii) the date that is four calendar months prior to the expected delivery date of a Vessel subject to this Agreement (the “Fee Commencement Date”), provided, however, that if this Agreement is executed as of a date prior to the Fee Commencement Date, the Manager shall be entitled to a reduced Management Fee in the amount of US$7,500 (seven thousand five hundred United States Dollars) for each month (or portion thereof) from the execution of this Agreement until the Fee Commencement Date. In the event that a Fee Commencement Date occurs on a date other than the first day of a calendar month, the Management Fee payable to the Manager in accordance with this Section 7 shall be adjusted pro-rata.

8.	(a) The Manager shall at its own expense provide all office accommodation, equipment, stationery, and staff ordinarily required for the provision of the services hereby contracted for.

(b)	The Owner shall reimburse the Manager in respect of:

i.	Expenditures incurred in and about the maintenance, survey, repair or modification of the Vessel;

ii.	Wages and all other payments made to or in respect of the crews of the Vessel (including pension and insurance contributions, traveling and accommodation expenses or allowances, and all costs of repatriation, whether incurred before or after the determination of this Agreement);

iii.	Travelling, accommodation, and other expenses incurred in respect of or paid to any superintendents or officers or servants of the Manager in connection with the performance of the services hereby contracted for; and

iv.	Any expenses in connection with any legal and/or special technical and/or other assistance that may be obtained by the Manager in connection with the performance of the management services. The Manager is hereby authorized to use funds of the Owner in the Manager’s custody for settlement of any claim of the Manager out of the management of the Vessel in priority of any other claim against the Vessel or the Owner.

9.	Expenses and Disbursements incurred by the Manager for the Vessel will be paid to it by the Owner upon request.

10.	The Manager is hereby authorized to act for and on behalf of the Owner, as well as to represent the Owner before any court and/or authority having jurisdiction over Owner or the Vessel, including port authorities in particular, with full powers in respect of all the rights of the Owner, including but not limited to the right of accepting service of any document destined for the Owner, signing contracts of any nature whatsoever, starting legal or arbitration proceedings of any nature and terminating them by compromise or any other method, repudiating contracts, and settling claims of the Owner by compromise provided this is to the interest of the Owner.

11.	(a) Force Majeure – Neither the Owner nor the Manager shall be under any liability for any failure to perform any of their respective obligations hereunder by reason of any cause whatsoever of any nature or kind beyond their reasonable control.

(b)

Liability to Owner – (i) Without prejudice to Sub-Clause 11 (a), the Manager shall be under no liability whatsoever to the Owner for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services unless same is proved to have resulted solely from the negligence, gross negligence or willful default of the Manager or its employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Manager’s personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Manager’s liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten times the annual management fee payable hereunder.

(ii)	Notwithstanding anything that may appear to the contrary in this Agreement, the Manager shall not be liable for any of the actions of the Crew, even if such actions are negligent, grossly negligent or willful, except only to the extent that they are shown to have resulted from a failure by the Manager to discharge its obligations under Sub-Clause 3 (b), in which case its liability shall be limited in accordance with the terms of this Clause 11.

(c)	Indemnity – Except to the extent and solely for the amount therein set out that the Manager would be liable under Sub-Clause 11 (b) the Owner hereby undertakes to keep the Manager and its employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of the Agreement, and against and in respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Manager may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement.

(d)

“Himalaya” clause – It is hereby expressly agreed that no employee or agent of the Manager (including every sub-contractor from time to time employed by the Manager) shall in any circumstances whatsoever be under any liability whatsoever to the Owner for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 11, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defense and immunity of whatsoever nature applicable to the Manager or to which the Manager is entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Manager acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 11 the Manager is or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

12.	Arbitration Clause – In case any dispute or difference shall arise between the Owner and the Manager as to the construction, meaning, and effect of anything herein contained, such dispute or difference shall be referred to 2 (two) arbitrators in London, England, to be appointed by the Owner and the Manager respectively and in case of their disagreement to an umpire to be appointed by the 2 (two) arbitrators as chosen, and this Agreement shall be deemed to be a submission to arbitration within the meaning of the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force. The decisions of the 2 (two) arbitrators or the umpire, as the case may be, shall be final and binding upon both parties.

13.	This Agreement shall be governed by English law.

14.	(a) Any notice which the Manager may require to give to the Owner shall be validly given if sent to the Owner at Pendelis 16, 175 64 Palaio Faliro, Athens, Greece.

(b)	Any notice which the Owner may wish to give to the Manager shall be validly given if sent to the Manager at Pendelis 16, 175 64 Palaio Faliro, Athens, Greece.

(c)	Notices required to be given in writing may be given by letter, telex, fax, or e-mail.

15.	If this agreement shall be translated into different languages and any difference shall arise in the texts, the English text shall prevail and shall constitute the terms of the agreement.

16.	THIS MANAGEMENT AGREEMENT is to be executed in duplicate, 1 (one) for the Owner and 1 (one) for the Manager.

IN WITNESS whereof this agreement has been signed on behalf of the parties hereto by persons duly authorized the day and year first above written.

SIGNED by	SIGNED by

For and on behalf of:	For and on behalf of:

[SHIPCO]	DIANA SHIPPING SERVICES S.A.

(the “Owner”)	(the “Manager”)

in the presence of:	in the presence of:

Schedule I

Vessel Specifications